Exhibit 99.1

For Immediate Release

Coast Distribution System Declares Cash Dividend for Second Quarter 2008

MORGAN HILL, Calif., June 2 /PRNewswire-FirstCall/ — The Coast Distribution System, Inc. (Amex: CRV—News) announced its Board of Directors declared its 2008 second quarter dividend of $0.03 per share, to be paid on June 27, 2008 to shareholders of record as of June 13, 2008. This compares to a quarterly dividend of $0.07 per share paid on March 31, 2008.

“With the continued softness in our core markets and the economic uncertainties that exist, we are taking steps to manage our resources so that Coast is well-positioned when our core markets rebound,” said James Musbach, President and CEO of Coast. “Although we continue to view the quarterly cash dividend as a way to return value to our shareholders, current market conditions require prudence in managing our assets and cash in particular.” This dividend marks the fourteenth consecutive quarterly cash dividend since Coast’s Board of Directors established the dividend policy in Feb. 2005.

About The Coast Distribution System

The Coast Distribution System, Inc. (www.coastdistribution.com) is one of North American’s largest wholesale aftermarket suppliers of replacement parts, supplies and accessories for the recreational vehicle (RV), pleasure boat and outdoor recreation markets. Coast supplies more than 14,000 products from 500 manufacturers through 17 distribution centers located in the U.S. and Canada. Most of Coast’s customers consist of independently owned RV and marine dealers, supply stores and service centers. Coast is a publicly traded company on the American Stock Exchange under the ticker symbol CRV.

Cautionary Statements Regarding Forward-Looking Information

The declaration of cash dividends in the future, pursuant to the Company’s dividend policy, is subject to final determination each quarter by the Board of Directors based on a number of factors, including the Company’s financial performance and its available cash resources. Also, it could become necessary for the Company to obtain the consent of its lender under its secured bank loan agreement in order to pay cash dividends in the future. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the amount described in this press release or that the Board of Directors will not decide to suspend or discontinue the payment of cash dividends in the future.

Statements in this news release regarding our expectations and beliefs about our future financial performance and trends in our markets are “forward-looking statements” as defined in the Private Securities Litigations Reform Act of 1995. Forward-looking statements often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

99.1-1

The forward-looking statements in this news release regarding our future financial performance are based on current information and, because our business is subject to a number of risks and uncertainties, actual operating results in the future may differ significantly from the future financial performance expected at the current time. Those risks and uncertainties may include, among others: Loss of confidence among consumers regarding economic conditions, which could adversely affect their willingness to purchase and use their RVs and boats and which, in turn, would affect their purchases of the products we sell; increases in interest rates which affect the availability and affordability of financing for RVs and boats; increases in the costs and shortages in the supply of gasoline which increase the costs of using, and the willingness and ability of consumers to use, RVs and boats; and unusually severe or extended winter weather conditions, which can reduce the usage of RVs and boats for periods extending beyond the ordinary winter months or to regions that ordinarily encounter milder winter weather conditions; possible increases in price competition within our markets that could reduce our margins and, therefore, our earnings; our practice of obtaining a number of our products from single manufacturing sources, which could lead to shortages in the supply of products to us in the event any single source supplier were to encounter production or other problems; and possible changes in supply relationships in our markets, which could lead to increased competition or to reductions in the number of products we are able to offer our customers; and uncertainties as to whether or not we will succeed in our efforts to diversify into other markets, such as the outdoor power products, where we face considerable competition from larger and better known companies that have greater marketing and financial resources. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, and readers of this news release are urged to review the discussion of those risks and uncertainties that is contained in that Report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligations to update forward-looking statements contained in this news release or in the above referenced 2007 Form 10-K Annual Report, whether as a result of new information, future events or otherwise.

###

99.1-2